Exhibit 99.1

NEWS RELEASE

For Immediate Release

TriZetto Signs Definitive Agreement to Acquire Quality Care Solutions, Inc.

NEWPORT BEACH, Calif. – September 13, 2006 – The TriZetto Group, Inc. (NASDAQ: TZIX) today announced that it has signed a definitive agreement to acquire privately held QCSI (Quality Care Solutions, Inc.), which will bring together the two leading innovators of software and information technology solutions for the healthcare payer industry. Together, the companies’ combined payment technology footprint of 115 million health plan members in production will provide greater scale to accelerate and streamline the transformation of consumer retail healthcare, including real-time point-of-service transaction capabilities and personal health records. Further, the merger creates the industry’s broadest array of solution choices for payers, addressing their scale, implementation speed and technology platform strategies. TriZetto is committed to continuing QCSI’s QNXT software system alongside its existing enterprise administration solutions.

The boards of directors of both companies have approved the acquisition. The transaction is subject to regulatory approval and other customary closing conditions, and is expected to close during the fourth quarter of 2006. At closing, TriZetto expects to pay $133 million net of cash, and to assume $1.2 million of debt. In January 2008, contingent on certain factors, TriZetto may pay an additional $12 million including a $7 million earn-out and a $5 million hold back. Although the company has sufficient cash resources to complete the transaction, TriZetto intends to finance a portion of the purchase price with proceeds from an additional credit facility.

For the trailing twelve months through July, 2006, QCSI generated revenue of $56.6 million and Adjusted EBITDA of $9.6 million. Gross margin was 59% and Adjusted EBITDA margin was 17%. TriZetto anticipates that the acquisition will add $12 to $14 million of revenue and $2 to $3 million of Adjusted EBITDA to the company’s 2006 results. The transaction is expected to be mildly dilutive for 2006 earnings per share (EPS) and is projected to turn accretive in late 2007. TriZetto’s recently issued 2006 EPS guidance of $.26 to $.31 cents, reflecting the impact of the McKesson royalty fee, remains unchanged. A definition of Adjusted EBITDA and reconciliations to GAAP measures are included later in this release.

“The future of consumer retail healthcare is price and quality transparency, increasing real-time transactions, and greater collaboration between payers, providers and members,” said Jeff Margolis, TriZetto’s chairman and chief executive officer. “But, these advanced capabilities require standardization and scale in claims payment systems to deliver the full benefits. The strength of our combined customer and membership bases will allow us to accelerate the implementation of these advances in consumer retail healthcare that will improve the cost, quality and efficiency of healthcare for all market participants, and support the transformation of our nation’s healthcare system.”

“I am proud to have been associated with QCSI’s growth in attaining a leadership position in the payer solutions market,” said Dave Engert, president and CEO of QCSI. “I am extremely confident that TriZetto provides the best opportunity to carry on QCSI’s innovative QNXT platform as well as providing growth opportunities for QCSI employees.”

About TriZetto

Touching more than 35% of the U.S. insured population, TriZetto is distinctly focused on accelerating the ability of healthcare payers to lead the industry’s transformation. The company provides premier information technology solutions that enhance its customers’ revenue growth, drive their administrative efficiency, and improve the cost and quality of care for their members. Healthcare payers include national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. The company’s broad array of payer-focused information technology offerings include enterprise and component software, hosting and business process outsourcing services, and consulting. Headquartered in Newport Beach, California, TriZetto can be reached at 949-719-2200 or at www.trizetto.com.

About QCSI

Cited by a global independent research company as a leader for healthcare claims platforms and claims platforms for consumer-directed health and claims platforms with integrated medical management, QCSI is empowering companies for “The Next Healthcare Economy, Without Information Boundaries.” The company is celebrating more than 12 years of delivering advanced technology enterprise solutions that empower health insurers, benefits administrators and healthcare consumers to automate healthcare administration, lower the cost of care and improve outcomes. QCSI’s service oriented architecture (SOA) applications enable health plans flexibility to reduce costs, improve customer service, increase profitability, expand market share and prepare for government regulations, including HIPAA. Award-winning enterprise applications include the QNXT product family (Medical, Dental, Case Management, Accounts Receivable, View, and Connect), and the web-based MyHealthBank suite (Transact, Direct, and Finance), proven applications and solutions for the rapidly growing consumer-directed healthcare segment. Headquartered in Phoenix, Arizona, Privately held QCSI was backed by Dominion Ventures.

Adjusted EBITDA

In this press release and our other public statements in connection with this press release, we use the non-GAAP financial measure, “Adjusted EBITDA.” We have defined Adjusted EBITDA as net income (loss), excluding the impact of interest expense, income taxes, depreciation and amortization, charges for facilities closures and asset impairment, stock-based compensation expense and charges for expected future loss on contracts. Since our September 7, 2006 settlement of a patent lawsuit brought by McKesson Information Solutions LLC, Adjusted EBITDA also excludes our agreement in that settlement to pay McKesson a one-time royalty fee of $15 million.

We use Adjusted EBITDA to provide meaningful supplemental information regarding our operating performance and profitability by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Because our capital structure, effective income tax rates, capitalized asset values and equity-based compensation levels are different than those of other companies, we believe that Adjusted EBITDA facilitates comparisons of our results of operations with those of other companies. Further, we believe that Adjusted EBITDA (which excludes certain factors which are not indicative of ongoing operations such as charges for facilities closures, asset impairment, future loss on contracts and the McKesson royalty fee) can assist management and investors in assessing the financial operating performance and underlying strength of our core business. We use Adjusted EBITDA in our cash bonus program to evaluate management’s performance for compensation purposes, and we have agreed with our lender to maintain levels of an adjusted form of EBITDA as specified in financial covenants to our secured debt facility.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered in isolation of, or as a substitute for, the information prepared and presented in accordance with GAAP. In addition, Adjusted EBITDA should not be considered as a measure of liquidity or free cash flow for management’s discretionary use, as it excludes certain cash requirements such as interest expense, income taxes, costs to replace depreciated or amortized assets, costs arising from certain facilities closures, losses on contracts and the McKesson royalty fee. Because not all companies calculate Adjusted EBITDA identically, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. We compensate for these limitations by relying primarily on our GAAP results and use Adjusted EBITDA supplementally.

The following schedules provide a reconciliation of non-GAAP Adjusted EBITDA:

Reconciliation of QCSI’s Trailing Twelve Months (TTM) Adjusted EBITDA for the period ended July 31, 2006 (in millions, unaudited)

TTM
Adjusted EBITDA	$9.6
Operating expenses
Operating depreciation and amortization	(1.7)
Stock-based compensation	(3.7)
Transaction expense	(.5)
Interest and other income, net	.1
Income taxes	1.3

(4.5)
Net income/(loss)	$5.1

Reconciliation of additional Adjusted EBITDA to be generated from the acquisition (in millions, unaudited)

	2006
	Low Range	High Range
Adjusted EBITDA	$2.0	$3.0
Operating expenses
Operating depreciation and amortization	(.4)	(.4)
Amortization of other intangible assets	(1.0)	(1.0)
Interest and other income, net	(2.4)	(2.4)
Income taxes	.2	.1

	(3.6)	(3.7)
Net income/(loss)	$(1.6)	$(.7)

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future revenue, profits, cash flows and financial results, the market for TriZetto’s services, future service offerings, industry trends, client and partner relationships, TriZetto’s operational capabilities, future financial structure, uses of cash, anticipated dilution or accretion of the QCSI acquisition, and other acquisitions or proposed transactions. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the ability of TriZetto to successfully integrate the businesses of TriZetto and its acquisitions or partners; the contributions of acquisitions to TriZetto’s operating results; the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, other risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of TriZetto’s customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations; and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s Investor Relations department at 949-719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of September 13, 2006. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

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Contacts:	Investors:	Media:
	Brad Samson	Brian Bogie, Schwartz Communications
	949-719-2220	781-301-1052
	brad.samson@trizetto.com	bbogie@schwartz-pr.com